As filed with the Securities and Exchange Commission on August 31, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Abercrombie & Fitch Co.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	31-1469076

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
6301 Fitch Path
New Albany, Ohio 43054
(Address of Registrant’s Principal Executive Offices)
Abercrombie & Fitch Co. 2005 Long-Term Incentive Plan
(Full Title of the Plan)

James A. Yano
General Counsel and Secretary
6301 Fitch Path
New Albany, Ohio 43054
(614) 283-6500
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount Of
Title Of Securities	Amount To Be	Offering Price	Aggregate	Registration
To Be Registered	Registered (1)	Per Share	Offering Price	Fee
Class A Common Stock, par value $.01 per share	10,000 shares	$59.20 (2)	$592,000	$70
Class A Common Stock, par value $.01 per share	25,000 shares	$63.35 (2)	$1,583,750	$187
Class A Common Stock, par value $.01 per share	1,947,710 shares	$54.94 (3)	$107,007,188	$12,595
Series A Participating Cumulative Preferred Stock Purchase Rights (4)
Total	1,982,710 shares	$—	$109,182,938	$12,852

(1)	Together with an indeterminate number of shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Abercrombie & Fitch Co. 2005 Long-Term Incentive Plan (the “Plan”) as the result of a stock split, reverse stock split, stock dividend or similar adjustment of the outstanding common stock of Abercrombie & Fitch Co. (the “Registrant”).

(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”) with respect to shares issuable pursuant to outstanding stock options granted under the Plan and based on the exercise price of such stock options. Upon cancellation, expiration, forfeiture or other termination of such options without a delivery of shares, new options or other awards may be granted at varying exercise prices under the Plan with respect to the shares underlying such terminated options.

(3)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act with respect to shares issuable pursuant to stock options or other stock awards not yet granted but reserved for issuance under the Plan and based on the average of the high and low sales prices for a share of Class A Common Stock as reported on the New York Stock Exchange on August 30, 2005.

(4)	Series A Participating Cumulative Preferred Stock Purchase Rights (the “Rights”) evidence the right to purchase under certain conditions, one one-thousandth of a share of Series A Participating Cumulative Preferred Stock, $1.00 par value. The Registrant is required to deliver .50 Right, subject to adjustment, with each share of Class A Common Stock that becomes outstanding until the “distribution date” for the Rights, at which date the Rights will commence trading separately from the shares of Class A Common Stock. Prior to the “distribution date”, Rights trade together with the Class A Common Stock. The value attributable to the Rights, if any, is reflected in the market price of the Class A Common Stock.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents, which have been previously filed with the Securities and Exchange Commission (the “Commission”), shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof:
(i)	the Annual Report on Form 10-K of the Registrant for the fiscal year ended January 29, 2005, filed with the Commission on April 14, 2005 (the “Annual Report”);

(ii)	all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report and prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports;

(iii)	the description of the Class A Common Stock of the Registrant contained in the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended August 3, 2002, filed with the Commission on September 16, 2002; and

(iv)	the description of the Series A Participating Cumulative Preferred Stock Purchase Rights of the Registrant contained in the Registrant’s Form 8-A/A (Amendment No. 3) dated August 6, 2003 and filed with the Commission on that date, amending the Registrant’s Registration Statement on Form 8-A, dated July 21, 1998 and filed with the Commission on that date, as previously amended by Amendment No. 1 thereto, dated April 23, 1999 and filed with the Commission on April 26, 1999, and Amendment No. 2 thereto, dated September 19, 2001 and filed with the Commission on that date.
Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this Registration Statement, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law provides as follows:

     (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
     (e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
     (h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
     (i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.
     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

     Article V of the Registrant’s Amended and Restated Bylaws provide as follows:
     Section 5.01. Indemnification. (a) The corporation shall indemnify and hold harmless any person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, his testator, or intestate is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body, to the fullest extent permitted by the laws of Delaware as they may exist from time to time. The right to indemnification conferred in this Article V shall also include the right to be paid by the corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent permitted by the laws of Delaware as they may exist from time to time.
     (b) The corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the laws of Delaware as they may exist from time to time.
     Section 5.02. Insurance. The proper officers of the corporation, without further authorization by the Board of Directors, may in their discretion purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent for another corporation, partnership, joint venture, trust or other enterprise, against any liability.
     Section 5.03. ERISA. To assure indemnification under this Article V of all such persons who are or were “fiduciaries” of an employee benefit plan governed by the Act of Congress entitled “Employee Retirement Income Security Act of 1974”, as amended from time to time, the provisions of this Article V shall, for the purposes hereof, be interpreted as follows: an “other enterprise” shall be deemed to include an employee benefit plan; the corporation shall be deemed to have requested a person to serve as an employee of an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to said Act of Congress shall be deemed “fines”; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person’s duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.
     Section 5.04. Contractual Nature. The foregoing provisions of this Article V shall be deemed to be a contract between the corporation and each director and officer who serves in such capacity at any time while this Article V is in effect. Neither any repeal or modification of this Article V or, to the fullest extent permitted by the laws of Delaware, any repeal or modification of laws, shall affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.
     Section 5.05. Construction. For the purposes of this Article V, references to “the corporation” include in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director or officer of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
     Article V of the Registrant’s Amended and Restated Certificate of Incorporation provides as follows.
     Section 4. Elimination of Certain Personal Liability of Directors. A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of any fiduciary duty as a director to the fullest extent permitted by Delaware Law.
     The Registrant maintains insurance policies providing for indemnification of directors and officers and for reimbursement to the Registrant for monies which it may pay as indemnity to any director or officer, subject to the conditions and exclusions of the policies and specified deductible provisions.
     The Plan provides that the members of the Compensation Committee of the Board of Directors of the Registrant (the “Committee”), any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Registrant or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Registrant with respect to any such action or determination.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     The following documents are filed with or incorporated by reference into this Registration Statement:
4.1	Amended and Restated Certificate of Incorporation of Abercrombie & Fitch Co. as filed with the Delaware Secretary of State on August 27, 1996, incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended November 2, 1996

4.2	Certificate of Designation of Series A Participating Cumulative Preferred Stock of A&F as filed with the Delaware Secretary of State on July 21, 1998, incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 30, 1999

4.3	Amended and Restated Bylaws of A&F, effective January 31, 2002, incorporated by reference to Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended February 2, 2002

4.4	Certificate regarding adoption of amendment to Section 2.02 of Amended and Restated Bylaws of A&F by Board of Directors on July 10, 2003, incorporated by reference to Exhibit 3.5 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended November 1, 2003

4.5	Certificate regarding adoption of amendments to Sections 1.02, 1.06, 3.01, 3.05, 4.02, 4.03, 4.04, 4.05, 4.06, 6.01 and 6.02 of Amended and Restated Bylaws of A&F by Board of Directors on May 20, 2004, incorporated by reference to Exhibit 3.6 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended May 1, 2004

4.6	Amended and Restated Bylaws of A&F (reflecting amendments through May 20, 2004), incorporated by reference to Exhibit 3.7 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended May 1, 2004

4.7	Rights Agreement, dated as of July 16, 1998, between the Registrant and FirstChicago Trust Company of New York, as Rights Agent, incorporated by reference to Exhibit 1 to the Registrant’s Registration Statement on Form 8-A dated July 21, 1998

4.8	Amendment No. 1 to Rights Agreement, dated as of April 21, 1999, between the Registrant and First Chicago Trust Company of New York, as Rights Agent, incorporated by reference to Exhibit 2 to the Registrant’s Amendment No. 1 to Form 8-A dated April 23, 1999

4.9	Certificate of adjustment of number of Rights associated with each share of Class A Common Stock, dated May 27, 1999, incorporated by reference to Exhibit 4.6 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended July 31, 1999

4.10	Appointment and Acceptance of Successor Rights Agent, effective as of the opening of business on October 8, 2001, between the Registrant and National City Bank, incorporated by reference to Exhibit 4.6 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended August 4, 2001

4.11	Abercrombie & Fitch Co. 2005 Long-Term Incentive Plan, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 17, 2005

5.1	Opinion of the law firm of Cleary Gottlieb Steen & Hamilton LLP regarding the validity of securities being registered

15.1	Awareness Letter of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1)

24	Power of Attorney (included on signature page)
Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New Albany, state of Ohio, on the 29th day of August, 2005.

ABERCROMBIE & FITCH CO.

By:	/s/ Michael S. Jeffries

Michael S. Jeffries
Chairman and Chief Executive Officer
POWER OF ATTORNEY
          Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Michael S. Jeffries and James A. Yano, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments (including post-effective amendments thereto) to this Registration Statement to which this power of attorney is attached, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on the 29th day of August, 2005.

Signature	Title

/s/ Michael S. Jeffries	Chairman of the Board and Chief Executive Officer
Michael S. Jeffries	(Principal Executive Officer)

President, Chief Operating Officer and Director
Robert S. Singer

/s/ Michael W. Kramer	Senior Vice President and Chief Financial Officer
Michael W. Kramer	(Principal Financial and Accounting Officer)

/s/ James B. Bachmann	Director
James B. Bachmann

Signature	Title

/s/ Daniel J. Brestle	Director
Daniel J. Brestle

/s/ Lauren J. Brisky	Director
Lauren J. Brisky

/s/ Russell M. Gertmenian	Director
Russell M. Gertmenian

Director
John A. Golden

/s/ Archie M. Griffin	Director
Archie M. Griffin

/s/ John W. Kessler	Director
John W. Kessler

/s/ Edward F. Limato	Director
Edward F. Limato

/s/ Allan A. Tuttle	Director
Allan A. Tuttle

EXHIBIT INDEX

Exhibit
No.	Description	Method of Filing	Page
4.1	Amended and Restated Certificate of Incorporation of Abercrombie & Fitch Co. as filed with the Delaware Secretary of State on August 27, 1996	Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended November 2, 1996	—

4.2	Certificate of Designation of Series A Participating Cumulative Preferred Stock of A&F as filed with the Delaware Secretary of State on July 21, 1998	Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 30, 1999	—

4.3	Amended and Restated Bylaws of A&F, effective January 31, 2002	Incorporated by reference to Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended February 2, 2002	—

4.4	Certificate regarding adoption of amendment to Section 2.02 of Amended and Restated Bylaws of A&F by Board of Directors on July 10, 2003	Incorporated by reference to Exhibit 3.5 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended November 1, 2003	—

4.5	Certificate regarding adoption of amendments to Sections 1.02, 1.06, 3.01, 3.05, 4.02, 4.03, 4.04, 4.05, 4.06, 6.01 and 6.02 of Amended and Restated Bylaws of A&F by Board of Directors on May 20, 2004	Incorporated by reference to Exhibit 3.6 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended May 1, 2004	—

4.6	Amended and Restated Bylaws of A&F (reflecting amendments through May 20, 2004)	Incorporated by reference to Exhibit 3.7 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended May 1, 2004	—

4.7	Rights Agreement, dated as of July 16, 1998, between the Registrant and FirstChicago Trust Company of New York, as Rights Agent	Incorporated by reference to Exhibit 1 to the Registrant’s Registration Statement on Form 8-A dated July 21, 1998	—

4.8	Amendment No. 1 to Rights Agreement, dated as of April 21, 1999, between the Registrant and First Chicago Trust Company of New York, as Rights Agent	Incorporated by reference to Exhibit 2 to the Registrant’s Amendment No. 1 to Form 8-A dated April 23, 1999	—

4.9	Certificate of adjustment of number of Rights associated with each share of Class A Common Stock, dated May 27, 1999	Incorporated by reference to Exhibit 4.6 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended July 31, 1999	—

Exhibit
No.	Description	Method of Filing	Page
4.10	Appointment and Acceptance of Successor Rights Agent, effective as of the opening of business on October 8, 2001, between the Registrant and National City Bank.	Incorporated by reference to Exhibit 4.6 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended August 4, 2001	—

4.11	Abercrombie & Fitch Co. 2005 Long-Term Incentive Plan	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 17, 2005	—

5.1	Opinion of the law firm of Cleary Gottlieb Steen & Hamilton LLP regarding the validity of securities being registered	Filed herewith	14

15.1	Awareness Letter of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm	Filed herewith	16

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm	Filed herewith	17

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1)	Filed herewith

24	Power of Attorney (included on signature page)	Filed herewith